Exhibit 99.1

ITEM 8.  CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Drexler Technology Corporation:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Drexler Technology Corporation and its subsidiaries at March 31, 2003 and March 31, 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The financial statements of the Company as of March 31, 2001 and for the year then ended were audited by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those financial statements in their report dated May 13, 2002.


/s/ PricewaterhouseCoopers LLP
San Jose, California
April 28, 2003, except for
Note 4, as to which the date is January 22, 2004

       THIS REPORT IS A CONFORMED COPY OF THE REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP AND HAS NOT BEEN REISSUED BY THAT FIRM. THE CHANGES MADE
         RELATED TO SEGMENT REPORTING FOR THE YEAR ENDED MARCH 31, 2001
           IN NOTE 4 WERE NOT SUBJECT TO AUDIT BY ARTHUR ANDERSEN LLP.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Drexler Technology Corporation:

     We have audited the accompanying consolidated balance sheet of Drexler Technology Corporation (a Delaware corporation) and subsidiaries as of March 31, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended March 31, 2001 (as restated). These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Drexler Technology Corporation and subsidiaries as of March 31, 2001, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule II included in this Form 10-K is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                             /s/Arthur Andersen LLP

San Jose, California
May 13, 2002


                                   DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                             CONSOLIDATED BALANCE SHEETS
                                               March 31, 2002 and 2003
                                  (In thousands, except share and par value amounts)

                                                                                                 2002          2003
                                                                                                 ----          ----

                                                        ASSETS
Current assets:
   Cash and cash equivalents ...............................................................  $  8,193      $  5,754
   Short-term investments ..................................................................     8,883         4,363
   Accounts receivable, net of product return reserve of $100 in 2002 and $90 in 2003 ......     1,659         1,659
   Inventories .............................................................................     4,973         5,711
   Deferred tax asset ......................................................................     3,849         2,689
   Prepaid and other current assets ........................................................       561         1,016
                                                                                              --------      --------
      Total current assets .................................................................    28,118        21,192
                                                                                              --------      --------

Property and equipment, at cost ............................................................    20,979        23,204
   Less--accumulated depreciation and amortization .........................................   (14,561)      (15,795)
                                                                                              --------      --------
      Property and equipment, net ..........................................................     6,418         7,409

Long-term investments ......................................................................     1,002         6,898
Patents and other intangibles, net .........................................................       612           567
Deferred tax asset, net ....................................................................     4,563         4,397
                                                                                              --------      --------

           Total assets ....................................................................  $ 40,713      $ 40,463
                                                                                              ========      ========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable ........................................................................  $    738      $  1,085
   Accrued liabilities .....................................................................     1,117         1,434
   Advance payments from customers .........................................................     2,551         1,096
   Deferred revenue ........................................................................       235             5
   Deferred gross profit ...................................................................     2,860            --
                                                                                              --------      --------
      Total current liabilities ............................................................     7,501         3,620

   Deferred revenue, long-term .............................................................       875            --
                                                                                              --------      --------
           Total liabilities ...............................................................  $  8,376      $  3,620
                                                                                              --------      --------
Commitments and contingencies (Note 6)

Stockholders' equity:
   Preferred stock, $.01 par value:
      Authorized--2,000,000 shares
      Issued--none .........................................................................        --            --
   Common stock, $.01 par value:
      Authorized--30,000,000 shares
      Issued--10,240,687 shares at March 31, 2002 and 10,443,192 shares at March 31, 2003 ..       102           104
   Additional paid-in capital ..............................................................    40,334        42,556
   Accumulated deficit .....................................................................    (8,099)       (5,817)
                                                                                              --------      --------
      Total stockholders' equity ...........................................................    32,337        36,843
                                                                                              --------      --------

           Total liabilities and stockholders' equity ......................................  $ 40,713      $ 40,463
                                                                                              ========      ========

               The accompanying notes are an integral part of these consolidated financial statements.


                             DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                    CONSOLIDATED STATEMENTS OF INCOME
                            Fiscal Years Ended March 31, 2001, 2002, and 2003
                                 (In thousands, except per share amounts)


                                                                      2001          2002          2003
                                                                      ----          ----          ----
Revenues:
    Product sales .............................................     $ 22,690      $ 19,562      $ 25,221
    License and other revenue .................................        2,216         1,327         1,110
                                                                    --------      --------      --------
         Total revenues .......................................       24,906        20,889        26,331
                                                                    --------      --------      --------

Cost of product sales .........................................       12,199        10,652        13,906
                                                                    --------      --------      --------

    Gross profit ..............................................       12,707        10,237        12,425
                                                                    --------      --------      --------

Operating expenses:
    Selling, general, and administrative expenses .............        4,134         5,165         6,202
    Research and engineering expenses .........................        2,370         3,045         2,818
                                                                    --------      --------      --------
         Total operating expenses .............................        6,504         8,210         9,020
                                                                    --------      --------      --------

             Operating income .................................        6,203         2,027         3,405

Other income:
    Interest income ...........................................          612           386           397
                                                                    --------      --------      --------
             Total other income, net ..........................          612           386           397
                                                                    --------      --------      --------

             Income before income taxes .......................        6,815         2,413         3,802

Income tax expense (benefit) ..................................       (1,097)       (2,786)        1,520
                                                                    --------      --------      --------

             Net income .......................................     $  7,912      $  5,199      $  2,282
                                                                    ========      ========      ========

Net income per share:
             Basic ............................................     $    .80      $    .52      $    .22
             Diluted ..........................................     $    .76      $    .50      $    .21

Weighted average number of common and common
    equivalent shares:
             Basic ............................................        9,897         9,961        10,356
             Diluted ..........................................       10,446        10,468        10,842


         The accompanying notes are an integral part of these consolidated financial statements.


                                         DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                        Fiscal Years Ended March 31, 2001, 2002, and 2003
                                                         (In thousands)


                                                     Common Stock         Additional      Treasury     Accumulated
                                                  Shares      Amount    Paid-In Capital     Stock         Deficit        Total
                                                  ------      ------    ---------------     -----         -------        -----
Balance, March 31, 2000.......................     9,864     $    99     $   37,168       $     --     $   (21,210)    $  16,057
    Shares purchased through an
       open market repurchase program.........        --          --             --         (2,813)             --        (2,813)
    Shares issued under stock option
       and stock purchase plans...............        87          --            513            973              --         1,486
    Income tax benefit arising from
       stock options..........................        --          --            100             --              --           100
    Compensation related to
       stock plan activity....................        --          --             71             --              --            71
    Net income................................        --          --             --             --           7,912         7,912
                                                 -------     -------     ----------       --------     -----------     ---------

Balance, March 31, 2001.......................     9,951          99         37,852         (1,840)        (13,298)       22,813
    Shares purchased through an
       open market repurchase program.........        --          --             --           (175)             --          (175)
    Shares issued under stock option
       and stock purchase plans...............       290           3          2,079          2,015              --         4,097
    Income tax benefit arising from
       stock options..........................        --          --            307             --              --           307
    Compensation related to
       stock plan activity....................        --          --             96             --              --            96
    Net income................................        --          --             --             --           5,199         5,199
                                                 -------     -------     ----------       --------     -----------     ---------

Balance, March 31, 2002.......................     10,241        102         40,334             --          (8,099)       32,337
    Shares issued under stock option
       and stock purchase plans...............       202           2          1,774             --              --         1,776
    Income tax benefit arising from
       stock options..........................        --          --            356             --              --           356
    Compensation related to
       stock plan activity....................        --          --             92             --              --            92
    Net income................................        --          --             --             --           2,282         2,282
                                                 -------     -------     ----------       --------     -----------     ---------

Balance, March 31, 2003.......................    10,443     $   104     $   42,556       $     --     $    (5,817)    $  36,843
                                                 =======     =======     ==========       ========     ===========     =========


                     The accompanying notes are an integral part of these consolidated financial statements.


                                         DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        Fiscal Years Ended March 31, 2001, 2002, and 2003
                                                         (In thousands)

                                                                                         2001              2002            2003
                                                                                         ----              ----            ----
Cash flows from operating activities:
   Net income.....................................................................  $   7,912         $   5,199       $   2,282
   Adjustments to reconcile net income to net cash
          (used in) provided by operating activities:
       Depreciation and amortization..............................................      2,449             1,556           1,829
       Provision for doubtful accounts receivable.................................        (15)              (14)             11
       Provision for product return reserve.......................................         --              (127)             --
       Provision for excess and obsolete inventory................................         (1)              276             425
       Decrease (increase) in deferred tax asset..................................     (1,903)           (3,484)          1,326
       Compensation from stock plan activity......................................         71                96              92
       Tax benefit for stock options..............................................        100               307             356

   Changes in operating assets and liabilities:
       (Increase) decrease in accounts receivable.................................        172              (240)            (11)
       Decrease in notes receivable...............................................        150                --              --
       Increase in inventories....................................................       (461)             (368)         (1,163)
       (Increase) decrease in other assets........................................       (413)              116            (455)
       Increase (decrease) in accounts payable and accrued liabilities............        426               (45)            664
       Increase (decrease) in deferred revenue....................................        597               116          (1,105)
       Increase (decrease) in advance payments from customers.....................        157             1,276          (1,455)
       Decrease in deferred gross profit..........................................     (2,161)             (295)         (2,860)
                                                                                    ---------         ---------       ---------

           Net cash provided by (used in) operating activities....................      7,080             4,369             (64)
                                                                                    ---------         ---------       ---------

Cash flows from investing activities:
   Purchases of property and equipment............................................     (2,202)           (1,723)         (2,468)
   Investments in patents and other intangibles...................................       (164)              (98)           (307)
   Purchases of investments.......................................................    (18,938)          (13,964)        (16,453)
   Maturities of investments......................................................     18,954             9,466          15,077
                                                                                    ---------         ---------       ---------

           Net cash used in investing activities..................................     (2,350)           (6,319)         (4,151)
                                                                                    ---------         ---------       ---------

Cash flows from financing activities:
   Proceeds from sale of common stock through stock plans.........................      1,486             4,097           1,776
   Cash used to purchase common stock through an open market
       repurchase program.........................................................     (2,813)             (175)             --
                                                                                    ---------         ---------       ---------

           Net cash provided by (used in) financing activities....................     (1,327)            3,922           1,776
                                                                                    ---------         ---------       ---------

           Net increase (decrease) in cash and cash equivalents...................      3,403             1,972          (2,439)

Cash and cash equivalents:
   Beginning of year..............................................................      2,818             6,221           8,193
                                                                                    ---------         ---------       ---------
   End of year ...................................................................  $   6,221         $   8,193       $   5,754
                                                                                    =========         =========       =========

Supplemental disclosures--cash payments for:
   Income taxes...................................................................  $     320         $     182       $      --
                                                                                    =========         =========       =========

                     The accompanying notes are an integral part of these consolidated financial statements.

                 DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND OPERATIONS

     Drexler Technology Corporation and its wholly owned subsidiary, LaserCard Systems Corporation, (the "Company") develop and manufacture optical data storage products featuring LaserCard(R) optical memory cards and chip-ready Smart/Optical(TM) cards used with personal computers for information recording, storage, and retrieval. These optical data storage products include optical memory cards, optical card read/write drives, and related systems and peripherals. The Company's customers are mainly value-added reseller (VAR) companies and licensees, in the United States and other countries, that develop commercial applications for LaserCard products. Target markets for these products include government and commercial applications for portable, recordable, secure, identification cards and other unitary-record cards. Applications include U.S. immigration Green Cards and Laser Visa Border Crossing Cards, U.S. military cargo manifests, Canadian Permanent Resident Cards, biometric IDs, access cards, and other wallet-card applications.

     The Company is subject to certain risks including, but not limited to, competition from substitute products and larger companies and dependence on certain suppliers and customers.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION. The consolidated financial statements include the accounts of Drexler Technology Corporation and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FISCAL PERIOD. For purposes of presentation, the Company labels its annual accounting period end as March 31. The Company, in fact, operates and reports based on quarterly periods ending on the Friday closest to month end. Fiscal 2001 ended on March 30, 2001; fiscal 2002 ended on March 29, 2002; and fiscal 2003 ended on March 28, 2003.

     CASH AND CASH EQUIVALENTS, SHORT-TERM INVESTMENTS, AND LONG-TERM INVESTMENTS. The Company considers all highly liquid investments, consisting primarily of commercial paper, taxable notes, and U.S. government bonds, with maturities of three months or less at the date of purchase, to be cash equivalents. All investments with original or remaining maturities at date of purchase of more than three months and up to one year, are classified as short-term investments. All investments with original maturities greater than one year are classified as long-term investments. Management determines the appropriate classification of debt and equity securities at the time of purchase and reevaluates the classification of investments as of each balance sheet date.

     All short-term investments are classified as held to maturity. The carrying amounts of short-term investments at March 31, 2002 and 2003 are (in thousands):

                                                               2002         2003
                                                               ----         ----
        Corporate bonds................................  $    5,199    $      --
        U.S. government and agency obligations.........       1,900          401
        Certificates of deposit........................       1,784        3,962
                                                         ----------    ---------
                                                         $    8,883    $   4,363
                                                         ==========    =========

     At March 31, 2003, scheduled maturities of held-to-maturity investments are (in thousands):

        Up to one year.................................  $   4,363
        After one year through five years  ............      6,898
                                                         ---------
                                                         $  11,261
                                                         =========

     FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate their fair values due to their short maturities.

     INVENTORIES. Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out basis and market based on the lower of replacement cost or estimated realizable value. The components of inventories as of March 31 are (in thousands):

                                                 2002           2003
                                                 ----           ----
        Raw materials.....................  $   3,063      $   3,209
        Work-in-process...................        479            220
        Finished goods....................      1,338          2,257
        Systems and components
           held for resale................         93             25
                                            ---------      ---------
                                            $   4,973      $   5,711
                                            =========      =========

     During fiscal 2003, the Company recorded a $425,000 charge to write down excess inventory.

     PROPERTY AND EQUIPMENT, NET. The components of property and equipment as of March 31 are (in thousands):

                                                 2002           2003
                                                 ----           ----
        Equipment and furniture...........  $  18,425      $  20,523
        Leasehold improvements............      2,554          2,681
                                            ---------      ---------
                                            $  20,979      $  23,204
                                            =========      =========

     Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives (four to seven years) of equipment and furniture using the double-declining balance and straight-line methods. Leasehold improvements are amortized over the shorter of the life of the asset or the life of the lease using the straight-line method. Depreciation and leasehold amortization expense for fiscal 2001, 2002, and 2003 was $974,000, $1,082,000, and $1,477,000, respectively.

     PATENT COSTS. Legal expenses incurred in connection with patents are capitalized and amortized over the estimated remaining useful lives of the patents of six to seventeen years. Costs incurred in connection with other intangibles are amortized using the straight-line method over three to five years.

     Gross patent expenditures capitalized and accumulated amortization as of March 31 are as follows (in thousands):

                                                 2002           2003
                                                 ----           ----
        Gross patent and other
           intangible expenditures........  $   3,327      $   3,634
        Accumulated amortization..........     (2,715)        (3,067)
                                            ---------      ---------
                                            $     612      $     567
                                            =========      =========

     ASSESSMENT OF IMPAIRMENT OF LONG-LIVED ASSETS. The Company periodically evaluates whether events and circumstances have occurred which indicate that the carrying value of its long-lived assets may not be recoverable. If the Company determines an asset has been impaired, the impairment charge is recorded based on the excess of the carrying value over the fair value of the impaired asset, with the reduction in value charged to expense. To date, the Company has not needed to record any impairment losses on long-lived assets.

     ACCRUED LIABILITIES. The components of accrued liabilities as of March 31 are (in thousands):

                                                         2002           2003
                                                         ----           ----
        Accrued payroll and fringe benefits......   $     525      $     605
        Other accrued liabilities................         592            829
                                                    ---------      ---------
                                                    $   1,117      $   1,434
                                                    =========      =========

     SOFTWARE DEVELOPMENT COSTS. Development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, the Company's software development has been completed concurrent with the establishment of technological feasibility and, accordingly, all software development costs have been charged to research and engineering expenses in the accompanying statements of income.

     ADVANCE PAYMENTS FROM CUSTOMERS. The Company customarily receives advance payments on orders placed by its customers. The advance payments are recorded as a liability on the balance sheet until the related orders are shipped.

     REVENUE RECOGNITION. Product sales primarily consist of card sales and sales of read/write drives. The Company recognizes revenue from product sales when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured. The Company recognizes revenue on product sales at the time of shipment when shipping terms are F.O.B. shipping point, orders are placed pursuant to a pre-existing sales arrangement, and there are no post-shipment obligations or customer acceptance criteria. Where appropriate, provision is made at the time of shipment for estimated warranty costs and estimated returns. Product sales primarily consist of card sales and sales of read/write drives.

     The Company's U.S. government subcontract requires delivery to a secure, government-funded vault built on Company premises. Deliveries are made into the vault on a fixed schedule specified by the prime contractor. At the time the cards are delivered to the vault, title to the cards transfers to the government, the prime contractor is invoiced, and payment is due according to normal trade payment terms. However, revenue is recognized when the cards are shipped from the vault to the government unless the Company receives a fixed schedule, notification, or plan for shipments out of the vault to the government, in which case revenue is recognized upon the latter of receipt of such fixed shipment schedule or delivery of the cards into the vault.

     The Company applies the provisions of Statement of Position SOP 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to all transactions involving the sale of software products. Revenue from the license of the Company's software products is recognized when persuasive evidence of an arrangement exists, the software product has been delivered, the fee is fixed or determinable, and collectibility is reasonably assured, and, if applicable, upon acceptance when acceptance criteria are specified or upon expiration of the acceptance period. Software sales have not been significant to the Company's business for all periods presented.

     License revenue, which may consist of up-front license fees and long-term royalty payments, is recognized as revenue when realized. The cost of license revenue, unless patent litigation was involved, is not material and is included in selling, general, and administrative expenses.

     The Company entered into a read/write drive kits assembly license with a customer in Italy which generated license revenue of $712,000 during fiscal 2001 and $119,000 during fiscal 2002. The arrangement was structured whereby the customer agreed to pay the Company a contractually agreed upon fee in exchange for the transfer of technical knowledge and know-how and training in the assembly of read/write drives. The training period extended over 16 months, which is the period over which the Company recognized the fee as revenue. The Company recorded revenue of $1,465,000 during fiscal 2001 and $1,206,000 in fiscal 2002 relating to digital sound patent licenses sold to Sony Corporation and Dolby Laboratories, Inc. The revenues were net of legal costs and third party contingency (success) fees. There are no ongoing royalty payments.

     RESEARCH AND ENGINEERING EXPENSES. Costs related to research, design, and development of products are charged to research and development expense as incurred.

     STOCK-BASED COMPENSATION. On December 31, 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure," which amends SFAS No. 123. SFAS No. 148 requires more prominent and frequent disclosures about the effects of stock-based compensation, which the Company adopted for the year ended March 31, 2003. The Company accounts for its stock-based compensation plans using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured by the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans. Had compensation expense for the Plans been determined consistent with SFAS No. 123, the Company's net income and basic and diluted net income per share would have decreased to the following pro forma amounts (dollars, in thousands, except per share amounts):

                                                                                                   Fiscal Year
                                                                                                   -----------

                                                                                        2001          2002          2003
                                                                                        ----          ----          ----
Net income, as reported............................................................  $   7,912     $   5,199     $   2,282
                                                                                     =========     =========     =========

Deduct: Total stock-based employee compensation determined under
   fair value based method for all awards, net of related tax effects..............     (1,823)       (2,245)       (1,353)
                                                                                     ---------     ---------     ---------

Pro forma net income...............................................................  $   6,089     $   2,954     $     929
                                                                                     =========     =========     =========

Basic net income per common share:
   As reported.....................................................................  $     .80     $     .52     $     .22
                                                                                     =========     =========     =========
   Pro forma ......................................................................  $     .62     $     .30     $     .09
                                                                                     =========     =========     =========

Diluted net income per common share:
   As reported.....................................................................  $     .76     $     .50     $     .21
                                                                                     =========     =========     =========
   Pro forma ......................................................................  $     .58     $     .28     $     .09
                                                                                     =========     =========     =========

Shares used in computing basic and diluted and pro forma net income per share:
   Basic.    ......................................................................      9,897         9,961        10,356
   Diluted   ......................................................................     10,446        10,468        10,842

Stock-based employee compensation expense included
   in reported net income, net of related tax effects..............................         78            91            55

     The company computed the fair value of each option grant on the date of grant using the Black-Scholes option valuation model with the following assumptions:


                                                                           Fiscal Year
                                                                           -----------

                                                          2001                2002               2003
                                                          ----                ----               ----
        Risk-free interest rate........................   5%                  5%                 2.67% to 4.99%
        Average expected years life of option..........   6 to 8 years        6 to 8 years       5 to 8 years
        Dividend yield.................................   0%                  0%                 0%
        Volatility of common stock.....................   50%                 50%                50%
        Weighted average fair
           values of option grants.....................   $8.58               $7.54              $8.59

     COMPREHENSIVE INCOME (LOSS). Under SFAS No. 130, "Reporting Comprehensive Income," comprehensive income (loss) is defined as the changes in equity of an enterprise except those resulting from stockholders' transactions. For the fiscal years ended March 31, 2000, 2001, and 2002, comprehensive income equaled net income.

     RECENT ACCOUNTING PRONOUNCEMENTS.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" which eliminates inconsistencies between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002 and for transactions occurring after May 15, 2002. The Company does not expect adoption of SFAS No. 145 to have a material impact on its financial statements.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" which addresses the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect adoption of SFAS No. 146 to have a material impact on its financial statements.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this standard had no material impact on the Company's financial statements, although the Company has complied with the disclosure requirements of this standard.

     In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company believes that the adoption of this standard will have no material impact on its consolidated financial statements.

     In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 addresses consolidation by business enterprises of variable interest entities. Under that interpretation, certain entities known as Variable Interest Entities (VIEs) must be consolidated by the primary beneficiary of the entity. The primary beneficiary is generally defined as having the majority of the risks and rewards arising from the VIE. For VIEs in which a significant (but not majority) variable interest is held, certain disclosures are required. It applies immediately to variable interest entities created after January 31, 2003, and applies in the first year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company does not believe that the adoption of this interpretation will have a material effect on its consolidated financial position, results of operations, or cash flows.

     In May 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company is currently analyzing the provisions of SFAS No. 149 to determine if there will be any impact of adoption, but does not believe that there will be any material impact on its consolidated financial statements.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective beginning with the second quarter of fiscal 2004; the Company is currently analyzing the provisions of SFAS No. 150 to determine its impact, but does not believe that there will be any material impact on its consolidated financial statements.

     RECLASSIFICATIONS. Certain reclassifications were made to the prior year financial data to conform with the current year presentation.

     INDEMNIFICATION. The Company's major sales agreements provide remedies to customers, such as defense, settlement, or payment of judgment for intellectual property claims related to the use of the Company's products. The Company has also entered into indemnification agreements with its directors and officers and the Company's bylaws contain similar indemnification obligations. Claims made under such indemnifications are rare and the associated estimated fair value of the liability is not material.

3.   NET INCOME PER SHARE

     Basic net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding. Diluted net income per share is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding. Common stock equivalents consist of stock options using the treasury stock method.

     The reconciliation of the numerators and denominators of the basic and diluted net income per share computation for fiscal years 2001, 2002, and 2003 is shown below (in thousands, except per share data):

                                                                                                           Fiscal Year
                                                                                                           -----------

                                                                                                   2001         2002        2003
                                                                                                   ----         ----        ----
Net income   ................................................................................. $  7,912     $   5,199    $   2,282
                                                                                               ========     =========    =========

Basic net income per share:
   Weighted average common shares outstanding.................................................    9,897         9,961       10,356
                                                                                               --------     ---------    ---------
Basic net income per share.................................................................... $    .80     $     .52    $     .22
                                                                                               ========     =========    =========

Diluted net income per share:
   Weighted average common shares outstanding.................................................    9,897         9,961       10,356
   Weighted average common shares from stock option grants....................................      549           507          486
                                                                                               --------     ---------    ---------
   Weighted average common shares and common stock equivalents outstanding....................   10,446        10,468       10,842
                                                                                               --------     ---------    ---------

Diluted net income per share.................................................................. $    .76     $     .50    $     .21
                                                                                               ========     =========    =========

     Stock options having an exercise price greater than the average market value for the periods are excluded from the calculation of diluted net income per share, as their effect would be antidilutive. Stock options to purchase 321,400, 280,950, and 168,000 shares were excluded from the calculation of diluted net income per share for the years ended March 31, 2001, 2002, and 2003, respectively.

4.   SEGMENTS

     SEGMENT REPORTING. In the Company's Quarterly Report on Form 10-Q for the second fiscal quarter of 2004, which ended on October 3, 2003, the Company concluded that it had two reportable segments, optical memory cards and optical card drives, and began reporting the results of each segment and other information pursuant to Statement of Financial Accounting Standards No. 131 "Segment Reporting." This footnote has been amended to include the presentation and discussion of segment information on a comparable basis. The disclosures for the year ended March 31, 2001 are unaudited.

     The Company has two reportable segments: (1) optical memory cards and (2) optical memory card drives, maintenance, and related accessories ("optical card drives"). The segments were determined based on the information used by the chief operating decision maker. The segments reported though are not strategic business units which offer unrelated products and services, but utilize compatible technology and are marketed jointly.

     The accounting policies used to derive reportable segment results are the same as those described in the "Summary of Significant Accounting Policies." Resources are allocated to the segments in a manner that optimizes optical memory card revenues as determined by the chief operating decision maker. Segment revenues are comprised of sales to external customers. Segment gross profit (loss) includes all segment revenues less the related cost of sales. Fixed assets and inventory are not separately reported by segment to the chief operating decision maker. Accounts receivable, cash, deferred income taxes, prepaid expenses, certain fixed assets, and other assets are not separately identifiable to segments. Therefore, the amount of assets by segment is not meaningful. There are no inter-segment sales or transfers; all of the Company's long-lived assets are attributable to the United States.

     The Company's chief operating decision maker is currently the Company's Co-Chief Executive Officers, prior to which the Company's Chairman and Chief Executive Officer was considered to be the chief operating decision maker. The chief operating decision maker reviews financial information presented on a consolidated basis that is accompanied by disaggregated information about revenues and gross profit (loss) by segment.

     The table below presents information for optical memory cards and optical card drives for the following periods (in thousands):

---------------------------------------- -------------------------------------------------------------------------------------
                                                             Fiscal Year Ended March 31, 2001 (UNAUDITED)
---------------------------------------- -------------------- --------------------- -------------------- --------------------
                                                                                                          Depreciation and
                                                                                                            Amortization
                                               Revenue           Cost of Sales         Gross Profit            Expense
                                               -------           -------------         ------------            -------

---------------------------------------- -------------------- --------------------- -------------------- --------------------
Optical memory cards                           $ 18,483            $  8,661              $   9,822              $ 760
---------------------------------------- -------------------- --------------------- -------------------- --------------------
Optical card drives                               3,868               3,465                    403                 29
                                               --------            --------              ---------              -----
---------------------------------------- -------------------- --------------------- -------------------- --------------------
     Total for segments                        $ 22,351            $ 12,126              $  10,225              $ 789
                                               ========            ========              =========              =====
---------------------------------------- -------------------- --------------------- -------------------- --------------------

---------------------------------------- -------------------------------------------------------------------------------------
                                                                   Fiscal Year Ended March 31, 2002
---------------------------------------- -------------------- --------------------- -------------------- --------------------
                                                                                                          Depreciation and
                                                                                       Gross Profit         Amortization
                                               Revenue           Cost of Sales            (Loss)               Expense
                                               -------           -------------            ------               -------

---------------------------------------- -------------------- --------------------- -------------------- --------------------
Optical memory cards                           $ 18,201            $  8,717              $   9,484              $ 798
---------------------------------------- -------------------- --------------------- -------------------- --------------------
Optical card drives                               1,279               1,918                   (639)                61
                                               --------            --------              ---------              -----
---------------------------------------- -------------------- --------------------- -------------------- --------------------
     Total for segments                        $ 19,480            $ 10,635              $   8,845              $ 859
                                               ========            ========              =========              =====
---------------------------------------- -------------------- --------------------- -------------------- --------------------

---------------------------------------- -------------------------------------------------------------------------------------
                                                                   Fiscal Year Ended March 31, 2003

---------------------------------------- -------------------- --------------------- -------------------- --------------------
                                                                                                          Depreciation and
                                                                                       Gross Profit         Amortization
                                               Revenue           Cost of Sales            (Loss)               Expense
                                               -------           -------------            ------               -------

---------------------------------------- -------------------- --------------------- -------------------- --------------------
Optical memory cards                           $ 24,247            $ 12,120              $  12,127             $   995
---------------------------------------- -------------------- --------------------- -------------------- --------------------
Optical card drives                                 693               1,579                   (886)                 81
                                               --------            --------              ---------             -------
---------------------------------------- -------------------- --------------------- -------------------- --------------------
     Total for segments                        $ 24,940            $ 13,699              $  11,241             $ 1,076
                                               ========            ========              =========             =======
---------------------------------------- -------------------- --------------------- -------------------- --------------------

     The following is a reconciliation of segment results to amounts included in the Company's consolidated financial statements (in thousands):

---------------------------------------- -------------------------------------------------------------------------------------
                                                             Fiscal Year Ended March 31, 2001 (UNAUDITED)
---------------------------------------- -------------------- --------------------- -------------------- --------------------
                                                                                                          Depreciation and
                                                                                                            Amortization
                                               Revenue           Cost of Sales         Gross Profit            Expense
                                               -------           -------------         ------------            -------

---------------------------------------- -------------------- --------------------- -------------------- --------------------
Total for segments                             $ 22,351            $ 12,126              $  10,225             $   789
---------------------------------------- -------------------- --------------------- -------------------- --------------------
Other (a)                                         2,555                  73                  2,482               1,660
                                               --------            --------              ---------             -------
---------------------------------------- -------------------- --------------------- -------------------- --------------------
     Total                                     $ 24,906            $ 12,199              $  12,707             $ 2,449
                                               ========            ========              =========             =======
---------------------------------------- -------------------- --------------------- -------------------- --------------------

---------------------------------------- -------------------------------------------------------------------------------------
                                                                   Fiscal Year Ended March 31, 2002
---------------------------------------- -------------------- --------------------- -------------------- --------------------
                                                                                                          Depreciation and
                                                                                                            Amortization
                                               Revenue           Cost of Sales         Gross Profit            Expense
                                               -------           -------------         ------------            -------

---------------------------------------- -------------------- --------------------- -------------------- --------------------
Total for segments                             $ 19,480            $ 10,635              $   8,845             $   859
---------------------------------------- -------------------- --------------------- -------------------- --------------------
Other (a)                                         1,409                  17                  1,392                 697
                                               --------            --------              ---------             -------
---------------------------------------- -------------------- --------------------- -------------------- --------------------
     Total                                     $ 20,889            $ 10,652              $  10,237             $ 1,556
                                               ========            ========              =========             =======
---------------------------------------- -------------------- --------------------- -------------------- --------------------

---------------------------------------- -------------------------------------------------------------------------------------
                                                                   Fiscal Year Ended March 31, 2003
---------------------------------------- -------------------- --------------------- -------------------- --------------------
                                                                                                          Depreciation and
                                                                                                            Amortization
                                               Revenue           Cost of Sales         Gross Profit            Expense
                                               -------           -------------         ------------            -------

---------------------------------------- -------------------- --------------------- -------------------- --------------------
Total for segments                             $ 24,940            $ 13,699              $  11,241             $ 1,076
---------------------------------------- -------------------- --------------------- -------------------- --------------------
Other (a)                                         1,391                 207                  1,184                 753
                                               --------            --------              ---------             -------
---------------------------------------- -------------------- --------------------- -------------------- --------------------
     Total                                     $ 26,331            $ 13,906              $  12,425             $ 1,829
                                               ========            ========              =========             =======
---------------------------------------- -------------------- --------------------- -------------------- --------------------

(a) Other revenue consists primarily of license revenue. Other cost of sales and depreciation and amortization expense represents corporate and other costs not directly associated with segment activities. These revenues, costs, and expenses are not included in the measure of gross profit (loss) used by the chief operating decision maker.

     SALES BY GEOGRAPHIC REGION. Sales by geographic region are generally determined based upon the ship-to address on the invoice. Revenues by geographic region are as follows (in thousands):

                                                Fiscal Year
                                                -----------
                                     2001           2002             2003
                                     ----           ----             ----
United States................  $   21,140      $  18,832       $   22,205
Canada.......................          --            606            2,764
Europe.......................       1,408            835              426
Asia ........................       2,299            580              887
Rest of world................          59             36               49
                               ----------      ---------       ----------
                               $   24,906      $  20,889       $   26,331
                               ==========      =========       ==========


     MAJOR CUSTOMERS. Two customers each accounted for more than 10% of revenues during fiscal 2001, and one customer accounted for more than 10% of revenues in fiscal 2002 and 2003, as follows:


                                                Fiscal Year
                                                -----------
                                     2001           2002             2003
                                     ----           ----             ----
Customer A...................         62%            81%              94%
Customer B...................         22%             7%               --


     The revenues from these two customers was attributable to both the optical memory cards and the optical card drives segments.

     One United States customer comprised 98% of accounts receivable at March 31, 2002 and 99% of accounts receivable at March 31, 2003.

5.   RELATED-PARTY TRANSACTIONS

     On October 21, 2001, the Company entered into a one-year agreement with Wexler & Walker Public Policy Associates, a unit of Hill and Knowlton, Inc., ("Wexler") to be lobbyists on behalf of the Company. The Chairman of Wexler is Robert S. Walker, a brother of director Walter F. Walker. In October 2002, the agreement was extended for the period October 1, 2002 through September 2003, or until terminated upon seven days' notice. The extended agreement provides for a monthly retainer of $10,000. During the 2003 fiscal year, the Company paid $96,985 to Wexler. There were no significant amounts due to Wexler as of March 31, 2002 or 2003.

6.   COMMON STOCK

     STOCK OPTION PLAN. The Company has one stock option plan (the Stock Option
Plan) under which 2,278,602 shares of common stock have been reserved as of March 31, 2003, consisting of 2,059,798 shares for stock options already granted and 218,804 shares for stock options not yet granted.

     The Company's Stock Option Plan provides that stock options may be granted to employees, officers, directors, and consultants of the Company and that option prices may be no less than 100% of the fair market value of the shares at the date of grant. No options were granted to consultants during fiscal 2001, 2002, or 2003. The Board of Directors specifies the term of options and the vesting schedule for exercise of options. The option term cannot exceed ten years (except that incentive stock options granted to a principal shareholder cannot exceed five years). The following table lists Stock Option Plan activity from March 31, 2000 through March 31, 2003:

                                                      Options                           Weighted
                                                     Available     Outstanding           Average
                                                     for Grant       Options         Exercise Price
                                                     ---------       -------         --------------

        Balance March 31, 2000.....................   237,920        1,908,210        $     10.54
           Authorized..............................   300,000              --
           Granted ................................  (364,800)         364,800        $     15.73
           Exercised...............................        --         (141,810)       $      9.62
           Expired ................................   103,100         (103,100)       $     11.54
                                                      -------        ---------
        Balance March 31, 2001.....................   276,220        2,028,100        $     11.49
                                                      -------        ---------
           Authorized..............................   300,000               --
           Granted ................................  (345,500)         345,500        $     13.82
           Exercised...............................        --         (416,618)       $      9.52
           Expired ................................    83,251          (83,251)       $     13.86
                                                      -------        ---------
        Balance March 31, 2002.....................   313,971        1,873,731        $     12.25
                                                      -------        ---------
           Authorized..............................   275,000               --
           Granted ................................  (394,000)         394,000        $     16.03
           Exercised...............................        --         (184,100)       $      8.67
           Expired ................................    23,833          (23,833)       $     16.11
                                                      -------        ---------
        Balance March 31, 2003.....................   218,804        2,059,798        $     13.25
                                                      =======        =========


     The following table summarizes information about stock options outstanding at March 31, 2003:

                                                OPTIONS OUTSTANDING                                 OPTIONS EXERCISABLE
                              --------------------------------------------------------       ----------------------------------
                                 Number           Weighted-Average         Weighted-             Number            Weighted-
         Range of              Outstanding            Remaining             Average           Exercisable           Average
     Exercise Prices           At 3/31/03         Contractual Life      Exercise Price         At 3/31/03        Exercise Price
     ---------------           ----------         ----------------      --------------         ----------        --------------

$  6.97   -  $10.75               334,515             5.2 years            $     9.11            258,598           $      9.43
$10.91    -  $12.69               593,308             5.1 years            $    11.76            542,794           $     11.74
$13.06    -  $15.56               730,775             7.7 years            $    14.05            324,775           $     13.94
$16.47    -  $22.75               401,200             8.2 years            $    17.43            124,000           $     17.02
                                ---------                                                      ---------
          Totals                2,059,798                                                      1,250,167
                                =========                                                      =========

     EMPLOYEE STOCK PURCHASE PLAN. The Company has an Employee Stock Purchase Plan (Stock Purchase Plan), under which 84,461 shares are reserved as of March 31, 2003 for future purchases by employees. Under the Stock Purchase Plan, eligible employees may designate from 2% to 6% of their compensation to be withheld for the purchase of shares of common stock at 67% of a trailing average price. The differential between fair market value and the average price of the shares sold under the Stock Purchase Plan is charged to operations as a compensation expense and is taxed to the employee as income. Under the Stock Purchase Plan, employees purchased 12,964 shares for fiscal 2001, 12,942 shares for fiscal 2002, and 18,405 shares for fiscal 2003. The average purchase price per share was $9.51 for fiscal 2001, $10.52 for fiscal 2002, and $9.74 for fiscal 2003. The weighted average market price per share for shares purchased was $15.05 for fiscal 2001, $17.97 for fiscal 2002, and $14.76 for fiscal 2003.

7.   COMMITMENTS AND CONTINGENCIES

     The Company occupies its buildings under various operating leases. Rent expense relating to these buildings was approximately $1,077,000 for fiscal 2001, $1,169,000 for fiscal 2002, and $1,186,000 for fiscal 2003. As of March
31, 2003, future minimum rental payments relating to these leases are (in thousands):

     Fiscal Year
     -----------
        2004.....................     1,221
        2005.....................       911
        2006.....................       856
        2007.....................       139
        Thereafter...............        --
                                    -------
                                    $ 3,127

     In the normal course of business, the Company is subject to various claims and assertions. In the opinion of management, the ultimate disposition of such claims and assertions will not have a material adverse impact on the financial position of the Company.

8.   INCOME TAXES

     The provision for income taxes for fiscal 2001, 2002, and 2003 consists of the following (in thousands):

                                                       Fiscal Year
                                                       -----------

                                             2001          2002          2003
                                             ----          ----          ----
        Current provision:
           Federal......................  $     136     $      49     $     261
           State........................        220           213            98
           Foreign......................        354            --            --
                                          ---------     ---------     ---------
                                                710           262           359
                                          ---------     ---------     ---------
        Deferred provision:
           Federal......................     (1,807)       (3,048)        1,161
                                          ---------     ---------     ---------

        Income tax expense (benefit)....  $  (1,097)    $  (2,786)    $   1,520
                                          =========     =========     =========


     The Company's effective tax rate differs from the statutory rate as follows:


                                                              Fiscal Year
                                                              -----------
                                                      2001     2002       2003
                                                      ----     ----       ----
        Tax rate reconciliation:
           Federal statutory rate.................     34%      34%        34%
           State tax, net of federal  benefit.....      6%       6%         6%
        Change in valuation allowance.............    (58%)   (159%)        --
        Alternative minimum taxes.................      2%       --         --
                                                   -------   ------     ------
                                                      (16%)   (119%)       40%
                                                   =======   ======     ======

     The major components of the net deferred tax asset as of March 31 are as follows (in thousands):

                                                               2002       2003
                                                               ----       ----
        Net operating loss carryforwards:
           Federal................................         $ 10,420   $ 10,311
        Tax credits...............................              440        537
        Reserves and accruals not
           currently deductible for tax purposes..            2,373        964
        Depreciation..............................              461        574
        Capitalized patent costs..................             (175)      (153)
        Other  ...................................              211        107
                                                           --------   --------
           Total deferred tax asset...............           13,730     12,340
        Valuation allowance, equity...............           (5,318)    (5,254)
                                                           --------   --------
        Net deferred tax asset....................         $  8,412   $  7,086
                                                           ========   ========

     The Company analyzes its deferred tax assets with regard to potential realization. The Company has established a valuation allowance on a portion of the deferred tax assets as management could not conclude that it was more likely than not that those deferred tax assets would be realized. The Company's determination of the realizability of its deferred tax assets involves considering all available evidence, both positive and negative, regarding the likelihood of sufficient future income. The methodology used involves estimates of future income which assumes ongoing profitability of its core business and includes the estimated impact of future stock option deductions and the expiration dates and amounts of net operating loss carryforwards. These estimates of future income are projected through the life of the related deferred tax assets using assumptions which management believes to be reasonable. As of March 31, 2003, the Company would require approximately $17 million of future taxable income to realize the related deferred tax assets recognized as of March 31, 2003.

     There are timing differences between when certain items are included in book income and when the same items are included on income tax returns. Therefore, tax payments or credits often occur in different periods than when an income tax expense or benefit is included in the statements of income.

     The Company's federal net operating loss carryforwards as of March 31, 2003 of $30,326,000 will expire at various dates from 2005 through 2023, if not utilized. The tax effect of this amount is reflected above in the $10,311,000 amount. Of this amount, $5,254,000 will be credited to stockholders' equity to the extent the Company concludes that it is more likely than not that this amount will be realized. Tax credits in the amount of $300,000 for alternative minimum taxes have no expiration. Other tax credits in the amount of $237,000 will expire on various dates from 2013 through 2018 if not utilized.

9.  SUBSEQUENT EVENT (Unaudited)

     The Company learned on July 10, 2003, that its subsidiary, LaserCard Systems Corporation, had been named as one of several defendants in a lawsuit brought by George Rawe. Mr. Rawe alleged in the lawsuit that he was injured in laser eye surgery performed using a VISX, Incorporated laser that incorporated a LaserCard as a component. Mr. Rawe is suing the physicians involved for malpractice and VISX, Incorporated, the Company, and various unnamed defendants for product liability, alleging their products were defective. The lawsuit was filed in California Superior Court for San Joaquin County, case number CV020962 and seeks an amount of damages which are not quantified. The Company is just beginning to evaluate the complaint and the Company's defenses, including the availability of insurance coverage and any rights or obligations of indemnification involving VISX, Incorporated.